UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 29, 2014 (July 28, 2014)

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12 Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2014, Active Power, Inc. (the “Company”) entered into the Third Amendment to Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank (the “Amendment”), which amends the Second Amended and Restated Loan and Security Agreement, dated as of August 5, 2010, by and between the Company and Silicon Valley Bank (the “Loan Agreement”).

Pursuant to the Amendment, the maturity date of the loan facility was extended by three years, to August 5, 2017, unless earlier terminated by the Company, subject to any then applicable early termination fee.  The Amendment further provides for, among other things:  (i) increasing the aggregate facility size from $12,500,000 to $15,000,000, subject to certain borrowing bases; (ii) increasing the Company’s inventory and purchase order availability from $3,500,000 to $7,000,000; (iii) reducing the finance charge to a per annum rate equal to Silicon Valley Bank's prime rate, subject to a minimum prime rate of 4.00%, plus (a) 0.50% for eligible accounts, inventory and purchase orders when the Company is Borrowing Base Eligible (as defined in the Loan Agreement), or (b) 1.20% for eligible accounts when the Company is not Borrowing Base Eligible; (iv) adding the qualifying receivables and cash of the Company’s German subsidiary for the purposes of providing additional credit availability and for the purpose of covenant calculations; (v) amending the sublimits under the borrowing base formula such that (x) the $5 million sublimit for U.K. accounts receivables applies to both U.K. and German eligible accounts receivables, (y) the sublimits for eligible aged accounts receivables and eligible inventory are increased to $2 million and $4 million, respectively, and (z) adding $3 million sublimit for eligible purchase orders.

The loans made to the Company under the Loan Agreement are secured by a lien on substantially all of its assets.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Loan Agreement.

Item 2.02.	Results of Operations and Financial Condition.

On July 29, 2014, the Company issued a press release reporting its results of operations for its fiscal quarter ended June 30, 2014.  A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1†	Press Release of Active Power, Inc. dated July 29, 2014

10.1††	Third Amendment to Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated July 28, 2014

†	Furnished with this report.
††	Filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: July 29, 2014	By:	/s/ James A. Powers
James A. Powers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1†	Press Release of Active Power, Inc. dated July 29, 2014..
10.1††	Third Amendment to Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated July 28, 2014

†	Furnished with this report.
††	Filed with this report.